Exhibit 10.1

Dated the 8th day of April 2013

LUCKON TECHNOLOGIES LIMITED

- AND-

GREEN DRAGON WOOD PRODUCTS CO. LIMITED

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TENANCY AGREEMENT

relating to

All That Office Unit No. 312

on 3rd floor of New East Ocean Centre,

No. 9 Science Museum Road, Kowloon

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MESSRS. LIU, CHAN & LAM SOLICITORS & NOTARIES HONG KONG Our ref.: AW/136750/fw

PARTICULARS

COLUMN 1	COLUMN 2
Date of the Agreement	the 8th day of April 2013
Landlord	LUCKON TECHNOLOGIES LIMITED whose registered office is situated at Block D, 1st Floor, Chung Hing Industrial Mansion, 2-4 Luk Hop Street, Sai Po Kong, Kowloon
Tenant	GREEN DRAGON WOOD PRODUCTS CO. LIMITED whose registered office is situated at Unit 312, 3r Floor, New East Ocean Centre, No. 9 Sciene Museum Road, Kowloon
Property

OFFICE UNIT NO. 312 ON THE 3RD FLOOR OF NEW EAST OCEAN CENTRE, NO. 9 SCIENCE MUSEUM ROAD, KOWLOON (which said unit is for the purpose of identification delineated oil the Plan attached hereto and thereon coloured Pink)

Term (Fixed)	TWO (2) YEARS
Commencement Date 11th February 2013 (expiring on 10th February 2015 both days inclusive)
Rent	HONG KONG DOLLARS THIRTY TWO THOUSAND AND FOUR HUNDRED ONLY (HK$32,400.00) per calendar month (exclusive of Government Rates, Government Rent, management fees and air- conditioning charges)
Rent Days	11th day of every month
Deposit	HONG KONG DOLLARS ONE HUNDRED AND EIGHT THOUSAND THREE HUNDRED AND NINETEEN AND CENTS FIFTY ONLY (HK $108,319.50)
Permitted use	Commercial use as an office only

THIS AGREEMENT is made on the date stated as the Date of Agreement in the Particulars BETWEEN (1) the Landlord and (2) the Tenant

WHEREBY IT IS AGREED as follows:-

DEFINITIONS	1.	(1)	In this Agreement the following expressions have the following meanings:
(a) expressions in Column 1 of the preceding table hereof have the meanings assigned to them by Column 2 thereof;
(b) the Landlord shall mean and include its successors in title.
(c) the Tenant shall mean and include the party or parties specifically named herein and shall not include the executors and administrators of any such party or where such party is a corporation any liquidator thereof or where such party is a partnership any new partner after the commencement of the Term.
(d) Building means “NEW EAST OCEAN CENTRE”
		(2)	Where the Tenant is more than one person their obligations shall be joint and several.
		(3)	Unless the context otherwise requires, words herein importing the masculine feminine or neuter gender shall include the others of them and words herein in the singular shall include the plural and vice versa.
		(4)	The marginal notes are intended for guidance only and do not form part of this Agreement nor shall any of the provisions in this Agreement be construed or interpreted by reference thereto or be in any way affected or limited thereby.
		(5)	Any reference to any Ordinance includes a reference to that Ordinance as amended or replaced from time to time and to subordinate legislation or bye-law made thereunder.

LETTING TERM AND RENT	2.	The Landlord shall let and the Tenant shall take ALL THAT the IT Property forming part of the Building more particularly described in Clause l(l)(d) hereinabove Together with all rights of way easements and appurtenances thereto belonging (if any) And Together with the right for the Tenant and its customers servants agents invitees and licensees to use, in common with the Landlord and all others having the like right, the common entrances, exits, staircases, landings, passages of the Building leading to the Property and of the escalators lifts and central air-conditioning services (if any and whenever the same shall be operating) and those areas of the Building intended for common use (whenever the same shall be so intended) and of the water-closets, lavatories and conveniences on the same floor intended for common use or allocated for the use of the Property (if any) (whenever the same shall be operating) So far as the same are necessary for the proper use and enjoyment of the Property Subject however to the right for the management agent of the Building ("the management agent") to restrict the aforesaid right from time to time and EXCEPT AND RESERVED unto the management agent and all persons authorized by the management agent or otherwise entitled thereto:-
(a)	the right of free and uninterrupted passage and running of water, soil, gas, drainage, electricity and all other services or supplies through such sewers, watercourses, conduits, pipes, wires, cables and ducts as are now or may hereafter be in, on or under the Property and serving or capable of serving the Building or any adjoining or neighbouring property together with the right to enter upon the Property to inspect repair or maintain any such sewers, watercourses, conduits, pipes, wires, cables and ducts;
(b)	the exclusive right to install in or affix to any part of the Building such flues, pipes, conduits, wiring, drains, chimneys, aerials, plant, machinery and other apparatus, signs, placards, posters and other advertising structures whatsoever (whether illuminated or not) as the Landlord shall think fit together with the right to repair maintain service remove or replace the same;
(c)	the right to erect, install, maintain, use, repair and replace pipes, conduits, wiring or drains in, through or under the Property from time to time for use by the Landlord or the other tenants or licensees of the Building and the right at all times during the Term to enter the Property to view the condition thereof, to examine the same and to carry out the aforesaid works;
(d)	the right to erect or alter or consent to the erection or alteration of any building for the time being on any adjoining or neighbouring property notwithstanding that such erection or alteration may diminish the access of light and air enjoyed by the Property and the right to deal with any such property as it may think fit;
(e)	the right and liberty to enter upon the Property in the circumstances in which the covenants by the Tenant contained in these presents permit such entry;
(f)	the right to subjacent and lateral support from the Property for the remainder of the Building; and
(g)	all easements quasi-easements privileges and right whatsoever now enjoyed by any adjoining or neighbouring property in under over or in respect of the Property as if such adjoining and neighbouring property and the Property had at all times heretofore been in separate ownership and occupation and such matters had been acquired by prescription or formal grant.

			for the Term from the Commencement Date paying therefor during the Term the Rent (exclusive of Government rates, Government Rent, management fees and air-conditioning charges) payable in advance on the Rent Days free of all set off or deductions whatsoever.

TENANT’S OBLIGATIONS	3.	The Tenant agrees with the Landlord as follows
TO PAY RENT		(1)	To pay the Rent as aforesaid on the Rent Days without any set off or deduction whatsoever.
TO PAY RATES AND OUTGOINGS		(2)	To pay and discharge punctually all rates quarterly in advance together with the payment of Rent within the months of January, April, July and October Provided that the first payment thereof shall be paid on the commencement of the Term and also to pay and discharge all taxes, assessments, duties, charges, impositions and outgoings whatsoever of an annual non-capital or recurring nature now or hereafter to be charged or imposed in respect of the Property or upon the owner or occupier in respect thereof (Property Tax excepted).
		(3)	To pay and discharge or reimburse to the Landlord all charges for electricity, telephone, water, gas and other utilities and services and outgoings of non-capital and recurring nature now or at any time hereafter consumed by the Tenant or supplied to the Tenant and chargeable in respect of the Property and to pay all necessary deposits (if any) for the supply of electricity and other services to the Property as and when required.
		(4)	To pay to the Landlord punctually during the Term the monthly contribution towards the charges for the supply of the air- conditioning subject to escalation/adjustment by the management agent from time to time which charges shall be paid by the Tenant to the Landlord in advance together with the payment of Rent on the 1st day of each and every calendar month during the Term without deduction whatsoever.
TO PAY MANAGEMENT FEES		(5)	To pay and discharge to the Landlord punctually during the Term all service and management fees subject to escalation/adjustment by the management agent from time to time which fees shall be paid by the Tenant to the Landlord in advance together with the payment of Rent on the 1st day of each and every calendar month during the Term without deduction whatsoever.
TO MAINTAIN		(6)	(a) At the Tenant's expense to maintain the Property throughout the Term in good condition and repair to the reasonable satisfaction of the Landlord (fair wear and tear excepted).
PROPERTY IN REPAIR			(b) At the Tenant's expense to keep all the interior of the Property including the carpet (if any) flooring and interior plaster or other finishes or rendering to walls, floors and ceilings (but excluding the structural parts) and the Landlord's fixtures therein including all doors, windows, plumbing and sanitary apparatus, air-conditioning units/system or installation, electrical installations and wiring, fire alarm fire detecting and fire fighting installations in good, clean, tenantable, substantial and repair and condition (fair wear and tear excepted) and so to maintain the same at the expense of the Tenant and to deliver up the same to the Landlord at the expiration or sooner determination of the Term in like condition except as aforesaid.

	(7)	To be responsible for all damage or injury to the Property and the Landlord's fixtures, fittings, installations, equipments and appurtenances therein and thereto and the common areas of the Building whether the same be caused by the carelessness omissions negligence improper use or conduct of or any cause attributable to the Tenant the servants employees customers agents invitees or licensees of the Tenant or otherwise and such damage shall be repaired restored rectified remedied or replaced promptly on the same being sustained at the sole cost and expense of the Tenant to the reasonable satisfaction of the Landlord.
	(8)	The Tenant shall where necessary make his own arrangements with the existing telephone company or other relevant telecommunication companies with regard to the installation of telephones line and internet in the Property provided always that the installation of telephone, internet lines, pipes, wiring and conduits outside the Property could only be made with the Landlord's prior written approval and be installed in accordance with the directions of the Landlord.
TO BE RESPONSIBLE FOR INTERIOR DEFECTS	(9)	To be wholly responsible for any loss, damage or injury caused to any person whomsoever and/or property whatsoever directly or indirectly through the defective or damaged condition of or any installation in, the Property and to make good the same by payment or otherwise and to indemnify the Landlord against all actions, legal proceedings, claims and demands made upon the Landlord in respect of any such loss, damage or injury and all costs and expenses incidental thereto.
TO REPLACE GLASS ETC.	(10)	(a)
To replace at the Tenant's own expense or to reimburse to the Landlord the costs of replacement of any broken and damaged windows glass panels in any doors or windows of the Property and their related fittings that may become broken or damaged, from whatever cause, whether the same be broken or damaged by the negligence of the Tenant or its customers servants agents invitees or licensees or owing to circumstances beyond the control of the Tenant, during the tenancy.
		(b)	To reimburse the Landlord the cost of repairing or replacing any air-conditioning fan-coil unit or any other part of the air- conditioning system or installation which is damaged or rendered defective by the misuse or negligence of the Tenant or any of the Tenant's servants, agents, licensees or customers.
TO ALLOW ACCESS TO LANDLORD	(11)	To permit the Landlord, the management agent and all persons authorized by the Landlord with or without workmen or others and with or without appliances upon reasonable prior notice and appointment to the Tenant except in cases of emergency to enter (or in the event of any emergency or where the Landlord does not receive any response from the Tenant, to break and enter forcibly without notice under the supervision of a senior officer of the management agent to do items (e) and (f) below) the Property to:-
		(a)	ascertain whether the Tenant's obligations under and the conditions of this Agreement have been observed and performed;
		(b)	view (and to open up floors and ceiling where the same is required in order to view) the state of repair and condition of the Property Provided that any such opening up shall be made good by and at the cost of the Landlord where the same reveals no breaches of the terms or conditions hereof;
		(c)	take schedules or inventories of fixtures and fittings and other items inside the Property;
		(d)	can y out work or do anything whatsoever comprised within the Landlord's obligations in this Agreement;
		(e)	inspect or carry out routine and essential or emergency repairs or alterations additions to or maintenance of the Building and any other services or fixtures and fittings which may be supplied or provided to or installed in the Building by third parties including, without limitation to the generality of the foregoing, telephone and other communication services and fixtures and fittings installed in connection therewith; and
(f)	make good on behalf of the Tenant any defects and want of repair there found or effect any repairs which the Tenant is responsible so to do hereunder but has failed so to do in accordance with the terms of this Agreement.
Provided that the Landlord shall not be under any liability whatsoever to the Tenant or to any person whomsoever in respect of any interference with the Tenant's user of the Property or the Building or any inconvenience nuisance noise disturbance loss damage injury or loss of business or of profit sustained or suffered by the Tenant or any person as aforesaid caused by the Landlord when exercising such right aforesaid and under no circumstances whatsoever shall the Tenant or such other person be entitled to claim any damages or compensation in connection therewith nor shall any rent or other charges or any part hereof payable by the Tenant under this Agreement abate or cease to be payable on account of any of the foregoing.

	(12)	If any excavation or other building works shall be made or authorized in the vicinity of the Building, the Tenant shall upon reasonable prior notice and appointment to the Tenant permit the Landlord or the management agent his servants or agents to enter the Property to do such work as may be deemed necessary to preserve the exterior walls of the Building from damage without any claim for compensation damages or indemnity against the Landlord.
TO EXECUTE REPAIRS ON NOTICE	(13)	To comply with any notice written or verbal given by the Landlord specifying any works or repairs which the Tenant has failed to execute in breach of the terms hereof Provided that if within fourteen days of the service of such a notice the Tenant shall not have commenced and be proceeding diligently with the execution of the works or repairs specified or shall fail to complete within one month, then to permit the Landlord to enter the Property upon reasonable prior notice and appointment to the Tenant to execute such works or repairs, and to pay to the Landlord upon demand the cost of so doing and all expenses (including any professional fees) incurred by the Landlord. Failure to pay the same shall be a debt due from the Tenant to the Landlord and shall be forthwith recoverable by action.
ELECTRICAL WIRING	(14)	To repair or replace, if so required by the appropriate or licensed supply company, statutory undertaker or authority as the case may be under the provisions of any Ordinance for electricity supply for the time being in force or any orders or regulations made thereunder, all the electrical wiring installations and fittings within the Property to the reasonable satisfaction of the Landlord.
NOT TO INJURE PROPERTY	(15)	Not to cut maim or injure or permit or suffer to be cut maimed or injured any doors, windows, walls, beams, structural members or any part of the fabric of the Property or any of the plumbing or sanitary apparatus or installations included therein, or to overload the floors ceilings or walls of the Property.
NOT TO ASSIGN	(16)	Not to assign underlet or otherwise part with the possession of the Property or any part thereof in any way whether by way of subletting lending sharing or other means whereby any person or persons not a party to this Agreement save and except for the holding company and subsidiaries of the Tenant obtains the use or possession of the Property or any part thereof irrespective of whether any rental or other consideration is given for such use or possession and in the event of any such transfer sub-letting lending sharing assignment or parting with the possession of the Property (whether for monetary consideration or not) this Agreement shall, at the option of the Landlord, absolutely determine and the Tenant shall forthwith vacate the Property on notice to that effect from the Landlord. This tenancy shall be personal to the Tenant itself and without in any way limiting the generality of the foregoing the following acts and events shall unless approved in writing by the Landlord be deemed to be breaches of this Sub-Clause: -

		(a)	In the case of a tenant which is a corporation any take-over by other company or persons, amalgamation, merger, reconstruction or liquidation (except in respect of any reconstruction, amalgamation merger or liquidation of a solvent company) of the Tenant itself.
		(b)	The giving by the Tenant of a Power of Attorney or similar authority whereby the donee of the Power obtains the right to use possess occupy or enjoy the same.
		(c)	The change of the Tenant's business name or nature of business without the previous written consent of the Landlord.
NOT TO PRODUCE NOISE	(17)
Not to do make or produce or permit or suffer to be done made or produced any music, noise (including sound produced by broadcasting from television, radio or any apparatus or instrument or equipment capable of producing reproducing receiving or recording sound) so as to be a nuisance or annoyance to the Landlord or to occupiers of other premises or in the neighbourhood or in anywise against the laws or regulations of the Hong Kong Special Administrative Region.

NOT TO CAUSE NUISANCE	(18)
Not to do make or permit or suffer to be done or made any act or thing which may be or become a nuisance or annoyance to the Landlord or to the tenants or occupiers of other premises in the neighbourhood.

INDEMNITY BY TENANT	(19)	(i)
To indemnify the Landlord against ail actions proceedings claims demands costs expenses and liabilities whatsoever made upon or against the Landlord in respect of damage to the person or property of any person caused by or through or arising out of any breach, non-observance, non- performance and non-compliance by the Tenant of any of the terms, conditions and covenants subject to and under which the Property is held.

		(ii)
To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expenses liabilities and claims whatsoever made upon or against the Landlord in respect of any act or liability caused by or arising from the act, neglect or default (irrespective of whether wilful or not) of the Tenant or any servants agents invitee or licensee of the Tenant or any workmen servants or persons who are suffered or permitted by the Tenant to be in the Property or any part thereof.

		(iii) To indemnify and keep the Landlord fully indemnified from and against all actions proceedings demands costs expenses liabilities and claims whatsoever made upon or against the Landlord in respect of all loss damage or injury caused to any person or property directly or indirectly by or through or in any way owing to the overflow of water or the escape of fumes smoke fire or any other substance or thing from the Property.
NOT TO STORE DANGEROUS GOODS	(20)	Not to keep or store or permit or suffer to be kept or stored on or in the Property or any part thereof any arms ammunition gunpowder saltpetre kerosene or other explosive combustible hazardous unlawful or dangerous goods or substance Provided that this restriction does not apply to the keeping or storage of firearms and ammunitions to be used for the security of the Tenant and for which license or licenses or permit or permits authorizing possession thereof have been issued to the Tenant pursuant to any Ordinances of the laws of the Hong Kong Special Administrative Region relating to the same.
USER	(21)	Not to use or permit or suffer to be used the Property for any purpose other than the Permitted Use and to conduct therein only such business undertakings which are duly authorized, licensed, approved by the competent government authorities and to comply in all respects with all the requirements of the Government or other lawful authorities and with all laws ordinances rules bye-laws and the conditions terms and regulations with respect to the Property and relating to such business or imposed on the granting of the license in respect thereof.
	(22)	Not to permit any person to remain in the Property overnight without the Landlord's prior permission in writing such permission shall not be unreasonably withheld, delayed or subject to unreasonable conditions and shall be given in order to enable the Tenant to carry 011 its business or to post watchman to look after the contents of the Property.

	(23)	Not to use the Property for storage of goods or merchandise other than in small quantities consistent with the nature of the Tenant's business as by way of samples and exhibits.
	(24)	Not to permit or suffer any sale by auction to be held upon the Property.
PROHIBITED USES	(25)	Not to use or permit or suffer the Property to be used for gambling, or for any illegal, improper or immoral purpose or in any way so as to cause nuisance annoyance inconvenience disturbance damage danger or injury to the Landlord, other tenants or occupiers or visitors of the Building or the adjacent and neighbouring premises and other licensees and invitees therein.
VITIATING INSURANCE	(26)	Not to do or permit or suffer to be done any act or thing which may avoid any policy or policies of insurance (Provided that terms and conditions of such policies should have been made available to the Tenant before) for the time being subsisting in respect of the Property or increase the rate of any premium payable for the same and to indemnify the Landlord against all loss and damage suffered in consequence of any breach of this sub-clause and to pay to the Landlord any increase in the insurance premium attributable to the Property by a breach of this sub-clause and all expenses incurred by the Landlord in and about any renewal of such policy or policies rendered necessary by a breach of this sub-clause, such payment of expenses and/or increased premium to be made by the Tenant on demand and recoverable as rent in arrear.
INSURANCE	(27)	(a) To effect and maintain during the currency of this tenancy insurance cover in respect of the following and on terms set out hereunder
(i) Third Party
In respect of third party liability of the landlord and liability for loss injury or damage to any person or property whatsoever caused through or by any act default or neglect of the Tenant which might give rise to a claim for indemnity pursuant to this Agreement;

		(ii) Glass Any glass in the windows doors and partition now or hereafter on or in the Property for its full replacement value;
(iii) Water Damage
Against damage to stock fixtures and fittings for the full insurable value occurring in respect of the use or misuse of the fire sprinkler system installed within the Property or the incursion of water therein; and

		(iv) Tenant’s Fittings

		The Tenant's fittings and equipment within the Property against fire and extraneous perils for their full replacement value.
		(b) The policy or policies of such insurance shall be effected with an insurance company duly registered with the Insurance Authority under the Insurance Companies Ordinance, Chapter 41 of the Laws of Hong Kong.
NOT TO OBSTRUCT COMMON AREAS	(28)	Not to encumber or obstruct or permit to be encumbered or obstructed with any boxes, dust bins, merchandise, goods, machines, furniture, rubbish, articles, packaging or obstruction of any kind or nature any of the entrances, lifts, staircases, landings and passages, lobbies or other parts of the Building or in any place which is not hereby exclusively let to the Tenant. Not to allow any customers visitors licensees or staff of the Tenant to stand or queue up outside the Property thereby causing an obstruction to the passages corridors and entrance halls used in common with the other occupiers of the Building.
TO OBSERVE OTHER DEEDS	(29)	Not to do or suffer any act which shall amount to a breach, contravention, non-performance or non-observance of any provision and covenants of a negative or restrictive nature contained in the Conditions of Grant or other Government Lease or Conditions under which the ground upon which the Building is erected is held from the Government and to observe faithfully and comply strictly with the covenants terms and conditions contained in the Deed of Mutual Covenant(if any), the Management Agreement (if any), the House Rules (if any), the Fit Out Guide and all rules and regulations adopted by the Landlord or the management agent from time to time and in force provided that such rules and regulations should have been made available to the Tenant sufficiently in advance and to be answerable and responsible for the consequence of any breach of the terms of this sub-clause and to indemnify the Landlord against any breach of the same.
TO PAY COST OF CLEARING DRAINS	(30)	To pay to the Landlord on demand all costs incurred by the Landlord in cleansing or clearing any of the drains, pipes or sanitary or plumbing apparatus choked or stopped up owing to the careless, abnormal or improper use or neglect by the Tenant or any employee, agent or licensee of the Tenant.
DRAINS, PIPES, CABLES, ETC.	(31)	Insofar as the same may not be part of the interior of the Property to keep in good clean and repair and condition all drains, soil and other pipes, cables, wires, ducts, mains and apparatus associated therewith and any equipment and fittings ancillary thereto which belong to form part of or solely serve the Property and to indemnify the Landlord against all costs, claims, demands, actions, liabilities, and legal proceedings

		whatsoever made upon the Landlord by any person in respect of any breach of this sub-clause.
TO PROTECT PROPERTY	(32)	To take all reasonable precautions to protect the Property from damage by any approaching storm or typhoon or the like.
WATER APPARATUS	(33)	To keep at the expense of the Tenant the lavatories and water apparatus when used exclusively by the Tenant and its employees customers invitees workmen or licensees in good clean and tenantable state and in substantial and proper repair and condition (fair wear and tear excepted) at all times during the Term to the reasonable satisfaction of the Landlord and in accordance with the Regulations of the public health authority or other Government authority concerned.
PEST CONTROL	(34)	To ensure that the Property does not become infested with insects, termites, rats, mice, cockroaches, pests or vermin. In the event of the Property becoming so infested the Tenant shall pay the cost of extermination as arranged or approved by the Landlord and the selected exterminators shall be given full access to the Property for such purpose.
TO PERMIT VIEWING	(35)	To permit upon reasonable prior notice and appointment to the Tenant at any time during the last three months of the Term (howsoever determined) the Landlord and all persons authorized by the Landlord or the Landlord's agents including prospective purchasers and tenants to enter and view the Property and every part thereof without interruption.
TO PAY LANDLORD’S COSTS	(36)	To pay all costs charges and expenses (including any professional fees) incurred by the Landlord on an indemnity basis in relation or incidental to the recovery or attempted recovery of arrears of rent or other sums due from the Tenant.
NOT TO ALTER	(37)	Not to make or cause to make or connive at any alterations in or additions to, whether structural or non-structural, the Property or to the electrical installation or other Landlord's fixtures and not to carry out any fitting out work or put up any partition or other erection or installation of any plant machinery equipment apparatus or electrical circuit on any part of the Property without the prior consent in writing of the Landlord. If the Landlord shall give consent to such fitting out works, alteration, partition or erection it shall in any event be subject to:-
		(i) the condition that the Tenant shall not cause any damage to the Property or any part thereof in addition to such other conditions as the Landlord shall think fit to impose;
		(ii) also the condition that the prior approval or consent is obtained from the Building Authority, Fire Services Department, Labour Department or any other relevant authority for such alteration or partition;

(iii) also the condition that any such works so approved shall be earned out only by such person(s) or contractors) as shall be approved by the Landlord; and
(iv) also the condition that prior to the commencement of such works, the Tenant shall submit detailed plans and specifications thereof for the approval of the Landlord in accordance with the provisions contained in this Agreement.
The Landlord’s or the Landlord's agent's or representative's or management agent's approval of the Tenant's plans and the Tenant's said works shall not constitute any implication, representation or certification by the Landlord that such plans or works are or is in compliance with the said ordinances regulations and bye-laws.
	(38)	Not, without the prior written consent of the Landlord, to install or use in the Property any air-conditioning plant, machinery or equipment other than those installed in the Property and the Building by the Landlord and not to install any additional electrical main wiring or which consumes electricity not metered through the meters from which the Tenant's consumption of electricity is calculated.
NOT TO EXCEED FLOOR LOADING	(39)	Not without the previous written consent of the Landlord, such consent shall not be unreasonably withheld, delayed, to install or permit or suffer to be installed any equipment apparatus or machinery which imposes a weight 011 any part of the flooring of the Property in excess of the loading capacity for which the floor is designed. The Landlord shall be entitled to prescribe the maximum weight and permitted locations of all safes and other heavy equipment and articles and to require the same to stand on supports of such dimensions and material in order to distribute the weight as the Landlord may deem necessary. Business machines and mechanical equipment authorized by the Landlord shall be placed and maintained by the Tenant at the Tenant's expenses in settings sufficient in the Landlord's judgment to absorb and prevent vibration noise and annoyance to occupiers of other parts of the Building.
	(40)	Not to move any safe heavy machinery equipment freight bulky matter or fixtures in and out of the Building without first obtaining the Landlord’s written consent. The Tenant shall keep the Landlord indemnified on a reasonable basis against all damages sustained by any person or property and for any damages or monies paid out by the Landlord in settlement of any claim or judgments as well as legal costs incurred in connection therewith and all costs incurred in repairing any damage to the Building or its appurtenances resulting from movement of any

		heavy machinery equipment freight bulky matter or fixtures by the Tenant.
NOT TO ALTER LOCKS, BOLTS etc.	(41)	Not, without the prior consent in writing of the Landlord, to change or in any way to alter the standard entrance doors provided by the Landlord for access to the Property or to install additional locks bolts or other fittings to the entrance doors of the Property or in any way to cut or alter the same.
NOT TO USE AS DOMESTIC PREMISES	(42)	Not to use or allow to be used the Property or any part thereof to prepare any food or as sleeping quarters or as domestic premises within the meaning of any Ordinance for the time being in force.
NOT TO EXHIBIT OR DISPLAY SIGNBOARD	(43)	(a)
Not to exhibit or display on the exterior of the Property any signboard, name-plate, advertisement, or other device whether illuminated or not which shall cause nuisance to other person or trespass upon other people's property on or in the Property save and except the display of the nameplate or signboard of the Tenant at the entrance of the Property, the size and position of such nameplate or signboard shall be subject to the approval of the Landlord.

		(b) Not to affix or put up or display any signboard, sign, decorations or other thing or device whatsoever outside the Property or any door wall pier or window except with the prior written approval of the Landlord or the management agent
		(c) The Tenant shall pay the Landlord and the management agent within 14 days upon demand the reasonable costs incurred by the Landlord or the management agent in affixing repairing or replacing as necessary the Tenant's name in lettering or characters upon the appropriate directory boards in or on the Building provided the repair is not caused by the Landlord’s default or negligence.
		(d) The Landlord or the management agent shall have the right to remove at the cost and expense of the Tenant any signboard, sign, decoration or thing which shall be affixed put up or displayed without the prior approval of the Landlord or the management agent.
TO YIELD UP	(44)	At the expiration or sooner determination of this Agreement to surrender to the Landlord all the keys of the Property; to remove all signs erected or displayed by the Tenant in and upon the Property and immediately to make good any damage caused to the Property and the Building by such removal; and to deliver up to the Landlord vacant possession of the Property and to be responsible for the dismounting of all items, decorations, fittings, fixtures erections, alterations, partitions, floor coverings or improvements which the Tenant and/or the previous tenant

		may, with or without the consent of the Landlord as aforesaid have made upon or in the Property ("the said alterations") and the reinstatement of the Property at its own expense to its original state and in good clean and tenantable state of repair and condition (fair wear and tear excepted) Provided However that the Landlord shall have the option to request the Tenant to remove certain parts or items of the said alterations and to retain the other parts or items of the said alterations in the Property without payment of any compensation for the said alterations which the Landlord has requested to be retained on the Property, in such event the Tenant shall remove and dismantle such parts or items of the said alterations which the Landlord does not request to be retained and reinstate restore and make good any damage caused by such removal at the cost and expense of the Tenant Provided However that the Landlord shall also have the option to request the Tenant not to remove any of the said alterations at all without payment of any compensation for the said alterations. Without prejudice to the above and regardless of whether the Tenant is requested(i) to remove all the said alterations; or
		(ii) to remove certain parts or items of the said alterations; or
		(iii) not to remove any of the said alterations at all, the Property shall in all circumstances be reinstated together with the original decorations fittings and fixtures of the Landlord and shall be delivered up to the Landlord by the Tenant in good clean and tenantable repair and condition (fair wear and tear excepted). If the Tenant shall fail so to do as aforesaid, the Tenant shall on demand pay to the Landlord the cost of such removal re-instatement restoration or making good.
TO COMPLY WITH LAWS	(45)	At the Tenant's expense to comply in all respects with the provisions and requirements of the Buildings Ordinance, Chapter 123 and the Town Planning Ordinance, Chapter 131 the Fire Services Ordinance, Fire Safety (Commercial Premises) Ordinance or any statutory modification or reenactment thereof all local Ordinances Orders in Council or Regulations for the time being in force and any regulations or orders made thereunder relating to the business of the Tenant and the use or occupation by the Tenant hereunder and to indemnify and to keep the Landlord indemnified against all liability whatsoever including costs and expenses in respect of any contravention or breach thereof by the Tenant or its invitees or licensees.
NOT TO OBSTRUCT LIGHT	(46)	Not to block up darken or obstruct or obscure any windows or lights belonging to the Property without having obtained

		the express written consent of the Landlord which consent may be given subject to such conditions as the Landlord may in its absolute discretion impose.
FOOD RESTRICTION	(47)	Not to allow the delivery of food to the Property except by means of the service lifts or lift(s) designated by the management agent or the preparation or consumption of food on the Property other than the preparation and consumption of light meals or refreshments for consumption by the Tenant's employees or guests. The Tenant shall ensure that all wet garbage and refuse will be disposed of by arrangement with and in containers specified by the management agent.
CONTRACTORS	(48)	To engage the contractors nominated by the Landlord and/or the management agent for the purpose of carrying out any modification works within the Property relating to fire- service, air-conditioning and electrical modification.
FITTING-OUT	(49)	(a)
To submit all relevant fitting out and decoration proposal together with all plans and drawings of interior finish work to the Landlord for approval and not to commence any fitting out and decoration works before such plans and drawings are approved by the Landlord,

		(b) To fit out the Property in accordance with such plans as shall have been submitted to and approved in writing by the Landlord as well as the Fit Out Guide as may be adopted by the management agent at the material time in an agreed proper workmanlike fashion and so to maintain the same throughout the term of tenancy in good condition and repair
		(c) To effect and maintain and provide the Landlord with a certificate for insurance for third party liability during the continuance of the fitting-out and decoration works and not to commence any fitting out works prior to the provision of such certificate for insurance with the Landlord.
NOT TO INSTALL	(50)	Not to use or install anything in the Property which adversely affects the external appearance of the Building and in particular, but without in any way limiting the foregoing, not to erect, fly or display any flag or flagpole or similar item from windows or elsewhere in or upon the Building without the prior written consent of the Landlord.
PREVENTION OF ODOURS	(51)	Not to cause or permit any odours which shall be offensive or unusual to be produced upon permeate through or emanate from the Property.
TOILET FACILITIES	(52)	Not to use or permit or suffer the toilet facilities provided by the Landlord in the Property (if any) or in the common areas of the Building to be used for any purpose other than that for which they are intended and not to throw or permit or suffer to be thrown therein any foreign substance of any kind and the Tenant shall pay

			to the Landlord on demand the whole expense of any breakage blockage or damage resulting from a violation of this sub-clause.
ADDITIONAL MACHINERY		(53)	Not without the prior written consent of the Landlord to install or use in the Property any plant, apparatus, machinery or equipment which requires any additional electrical main wiring or which consumes electricity not metered, through the meters from which the Tenant's consumption of electricity is calculated and in the event of the installation or use of such plant, apparatus, machinery or equipment being permitted by the Landlord, the Tenant shall pay such extra charges and costs in respect thereof as the Landlord may reasonably require.
WIRING AND CABLES IN COMMON AREAS		(54)	Not to lay install affix or attach any wiring cables or other article or thing in or upon any of the entrances staircases landings passages lobbies or other parts of the Building in common use.
		(55)	Not to carry out or attempt to carry out any work which requires the consent or approval of the Building Authority of the Government or any other competent Authority without previously obtaining such consent or approval.
		(56)	Not to do or permit any act or thing to be done which is likely to cause any fire risk or other hazard in the Building.

LANDLORD’S OBLIGATIONS TO PAY	4.	The Landlord hereby agrees with the Tenants as follows
GOVERNMENT RENT		(1)	To pay the Property Tax attributable to or payable in respect of the Property.
QUIET ENJOYMENT		(2)	That the Tenant paying the Rent, Government rates, Government Rent, management fees, air-conditioning charges and all other charges and outgoings as aforesaid and observing and performing the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed shall peaceably hold and enjoy the Property during the Term without any interruption by the Landlord or any person lawfully claiming under or through or in trust for the Landlord save as specifically provided herein.
TO REPAIR EXTERIOR		(3)	To maintain and keep the main structure of the Property and every part of such main structure in proper and tenantable repair and condition (except the doors and windows) PROVIDED that: -
			(a) The Landlord's liability hereunder shall not be deemed to have arisen unless and until written notice of any want of repair of the same shall have been previously given by the Tenant to the Landlord and the Landlord shall have failed to take steps to view any such defects and to amend and repair the same after the lapse of a reasonable time.
			(b) Notwithstanding anything to the contrary as contained in this clause it shall be the responsibility and liability of the

Tenant to repair and make good at its own expense all defects, want of repair and damages caused by the act default neglect or omission of the Tenant and all persons authorized or permitted by the Tenant to use the Property.

OTHER	5.	IT IS HEREBY EXPRESSLY AGREED as follows
STIPULATIONS		(1)	If at any time during the Term
RE-ENTRY			(a)	the rent hereby agreed to be paid or any part thereof shall be unpaid for fifteen (15) days after the same shall become payable (whether legally or formally demanded or not); or
ON DEFAULT			(b)	the Tenant shall fail or neglect to observe or perform any of the agreements, stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed Provided that the Tenant shall be given at least seven days written notice to rectify such breach and has failed to do so; or
			(c)	the Tenant shall go into liquidation whether compulsory or voluntary (save the voluntary liquidation of a solvent company for the purposes of amalgamation merger or reconstruction) or shall otherwise become insolvent or make any composition or arrangement with creditors or shall suffer any execution to be levied on the Property or otherwise on the Tenant's goods or effects,
			then and in any such case it shall constitute wrongful repudiation of the Tenancy Agreement on the part of the Tenant and it shall be lawful for the Landlord at any time thereafter to accept the said wrongful repudiation and to re¬enter the Property or any part thereof in the name of the whole and/or terminate the supply of air-conditioning and other service to the Property whereupon this tenancy shall absolutely cease and determine but without prejudice to any right of action of the Landlord in respect of any outstanding breach or non-observance or non-performance of any stipulations terms and conditions herein contained and on the Tenant’s part to be observed and performed and also without prejudice to the Landlord's right to deduct all loss damage and proper expense thereby incurred from the Deposit paid by the Tenant in accordance with clause 8 hereof and also without prejudice to the right of the Landlord to claim against the Tenant for all loss and damage that it may have suffered as a result of the breach or non-observance or non-performance by the Tenant as aforesaid including but not limited to the loss and damage that it may have suffered due to the early termination of this Agreement effected by and incidental to the acceptance of wrongful repudiation and exercise of the aforesaid right of re¬

		entry by the Landlord. For the avoidance of doubt, notwithstanding any statutory or common law provision to the contrary, the acceptance of the aforesaid wrongful repudiation and the exercise of the aforesaid power of re-entry by the Landlord thereby terminating this Agreement prior to the expiry of the Term shall not affect the right of the Landlord to claim against the Tenant for loss and damages or otherwise that it may have suffered in relation to the period of the unexpired Term after the said termination which right of the Landlord shall survive the said termination. The Tenant hereby irrevocably authorizes the Landlord to, if the Landlord so desires, open any lock and door to the Property in the event of any such default as aforesaid in order to effectuate the Landlord's right of re-entry.
INTEREST ON ARREARS	(2)	If the Rent or any other sum payable by the Tenant to the Landlord under this Agreement shall not be paid after becoming due, the same shall be payable with interest thereon at the rate of 1 % per month from the date when it was due to the date on which it is actually paid provided that the demand and/or receipt of interest by the Landlord pursuant to this provision shall be without prejudice to and shall not affect the right of the Landlord to exercise any other right or remedy hereof including the right of re-entry exercisable under the terms of this Agreement. All costs and expenses of and incidental to any demand for rent or any other sum payable under these presents or actions or distraint for the recovery of the same shall be paid by the Tenant on a full indemnity basis and shall be recoverable from the Tenant as a debt.
NOTICE OF RE-ENTRY	(3)	A written notice served by the Landlord on the Tenant in manner hereinafter mentioned to the effect that the Landlord thereby exercises the power of re-entry herein contained shall be a frill and sufficient exercise of such power without actual physical entry on the part of the Landlord.
NON-WAIVER	(4)	Acceptance of rent by the Landlord or any act, omission, acquiescence, condoning, excusing, or overlooking on the part of the Landlord of any default breach or non-observance or non-performance by the Tenant at any time or times of any of the Tenant's obligations herein contained shall not be deemed to operate as a wavier by the Landlord of any right to proceed against the Tenant in respect of any breach non-observance or non-performance of the agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed and no waiver by the Landlord shall be inferred from or implied by anything done or admitted by the Landlord unless expressed in writing and signed by the Landlord.

LANDLORD NOT LIABLE FOR DAMAGE	(5)	(a)	The Landlord shall not be under any liability whatsoever to the Tenant or any servants, licensees, agents, visitors, guests, customers, or invitees of the Tenant's, or any person claiming any right title or interest under the Tenant whomsoever (whether direct or consequential) for any loss accident damage injury to person or property or loss of business or of profit or other liability whatsoever which may be sustained by the Tenant or by any such person or persons as aforesaid howsoever caused and in particular but without limitation the Landlord shall not be liable:-
			(i)	for any loss accident damage injury to person or property or loss of business or of profit or other liability whatsoever which may be sustained by the Tenant or by any such person or persons as aforesaid at or originating from the Building or on account of the defective or damaged condition of the Property or the Landlord's fixtures or fittings therein or any part thereof and the pipes and drains and the electricity wiring and installation therein contained or any lift, escalators, or any part thereof and in particular the Landlord shall not be responsible to the Tenant or any person or persons as aforesaid for any damage caused by or through or in anywise owing to any typhoon, landslide subsidence of the ground leakage of water or electric current from water pipes or electric wiring cables or ducts situated upon or in any way connected with the Building or any part thereof or otherwise, dropping of cigarette ends broken pieces of glass glass panels or other articles and flooding, overflow of water, spread of fire or escape of fumes smoke or fire resulting from electric current electric wiring or cable or the activity of rats or other vermin in the Building or any other substance or thing situated upon or in anyway connected with the Property or from any where within the Building; or
			(ii)	for any loss damage accident injury or claim arising from or in connection with any stoppage of or interruption, caused by whatever reasons including but not limited to defect, malfunction, mechanical electrical or other failure, faults or defective or negligent working operation or condition, or need for repair maintenance or overhaul or installation of apparatus thereto or replacing thereof or damage thereto or destruction thereof, in the provision of lifts escalators or any of the services provided by the Landlord or for obstruction or interruption of any easement or right granted by this Agreement in either case caused by any reason whatsoever; nor shall the Landlord be liable to grant any abatement of rent for any period during which such stoppage obstruction or interruption occurs; or

			(iii)	for any failure by the Landlord to observe or perform any obligation it may have to repair the Property; or
			(iv)	for the security or safekeeping of the Property or any contents therein and the Landlord shall not be responsible for any loss or damage arising from any theft robbery or burglary of and in the Property. In particular but without prejudice to the generality of the foregoing, the provision(if any) by the Landlord of watchmen and caretakers or any mechanical or electrical systems of alarm of whatsoever nature if any shall not create any obligation on the part of the Landlord as to the security of the Property or any contents therein and the responsibility for the safety of the Property or any contents therein shall at all times rest with the Tenant; or
			(v)	for the act neglect default or omission of the tenants and occupiers of the other parts of the Building and their employees servants agents licensees and invitees
		(b)	The Landlord shall not grant any abatement of rent or any other charges payable by the Tenant under this Agreement or any part thereof save as provided in Clause 5(15)
ACTS OF TENANT'S AGENTS	(6)	For the purposes of this Agreement any act, default neglect or omission of any authorised guest, visitor, servant, agent, licensee staff customer or invitee of the Tenant shall be deemed to be the act, default, neglect or omission of the Tenant.
ARREARS OF RENT	(7)	For the purpose of Landlord and Tenant (Consolidation) Ordinance, Chapter 7, and of these presents, the rent payable in respect of the Property shall be and be deemed to be in arrear if not paid in advance at the times and in manner herein provided for payment thereof. All costs of and incidental to the demand for rent distraint or any legal action for the recovery of rent or any other sums due hereunder shall be recoverable from the Tenant as a debt on a full indemnity basis.
NOTICES FOR RE-LETTING	(8)	During the three months immediately preceding the expiration of the Term (or sooner if the rent or any part thereof shall be in arrear and unpaid for upwards of one calendar month) the Landlord shall be at liberty to affix and maintain without

		interference upon any external part of the Property a notice stating that the Property is to be let or sold and such other information in connection therewith as the Landlord shall reasonably require. PROVIDED the same will not interfere the business operation of the Tenant.
SERVICE OF NOTICES	(9)	Any notice required to be served hereunder shall be in writing and, if to be served on the Tenant, be sufficiently served if addressed to the Tenant and sent by prepaid post to or delivered at the Property or any part thereof or the Tenant's registered office or last known place of business in the Hong Kong Special Administrative Region and, if to be served 011 the Landlord shall be sufficiently served if addressed to the Landlord and sent by prepaid post to or delivered at the Landlord's registered office or any address in the Hong Kong Special Administrative Region which the Landlord may notify the Tenant from time to time. A notice sent by post shall be deemed to be given at the time and date of posting.
COSTS AND STAMP DUTY	(10)	(a) Each party shall bear its own costs of and incidental to the preparation of this Agreement.
		(b) The stamp duty on this Agreement and its counterpart and registration fees (if any) shall be borne by the Landlord and the Tenant in equal shares.
NO WARRANTY OF USER	(11)	Nothing in this Agreement or in any consent granted by the Landlord under this Agreement shall imply or warrant that the Property may be used for the purpose herein authorized (or any purpose subsequently authorized) under any regulations. The Landlord does not represent or warrant that the Property is suitable for the use or purposes to which the Tenant proposes to put it and the Tenant shall satisfy itself or shall be deemed to have satisfied itself that it is suitable for the purpose for which it is to be used and the Tenant hereby agrees that it will at its own expenses apply for any requisite license(s) permit(s) consent(s) approval(s) and/or modification(s) from all Government or Public Authorities in respect of the carrying on of the Tenant's business therein and shall execute and comply with all Ordinances, Regulations, Orders, Notices or Rules made by all competent Government or Public Authorities in connection with the conduct of such business by the Tenant in the Property and the Tenant hereby further agrees to indemnify the Landlord in respect of any breach by the Tenant of this Clause.
SALE OF UNCLAIMED ARTICLES	(12)	If after the Tenant has moved out from the Property at the expiration or sooner determination of the Term any effect or article of the Tenant remains in or on the Property, the Landlord may as the agent of the Tenant sell or otherwise dispose of such effect or article, provided that the Tenant will indemnify the Landlord against any liability incurred by the Landlord arising

		out of any such sale or disposition or to any third party whose effect or article shall have been sold by the Landlord in the bona fide mistaken belief (which shall be presumed unless the contrary be proved) that such effect or article belonged to the Tenant and that all costs and expenses of and incidental to any such sale or disposition shall be borne by the Tenant and be first deducted from the proceeds of sale or disposition. If the Landlord having made reasonable efforts is unable to locate the Tenant the Landlord shall be entitled to retain the said proceeds of sale or disposition absolutely unless the Tenant shall claim the same within three months of the date upon which the Tenant vacated the Property and the Tenant shall indemnify the Landlord against any damage occasioned to the Property or the Building or any adjacent or neigbouring premises of the Landlord and any actions, claims, proceedings, costs, expenses and demands made against the Landlord caused by or related to the presence of the effect or article in or on the Property.
KEY MONEY	(13)	The Tenant hereby expressly declares that he has paid no fine, premium, construction fee, key money or other consideration or sum of money of a similar nature to the Landlord or other person or persons authorized by him for the possession of the Property or in connection with the granting of this tenancy.
NEW TENANCY	(14)	Any acceptance of rent by the Landlord on or after expiration of the Term shall not create any new tenancy or renewal or extension of the existing tenancy unless written agreement has been signed between the parties hereto to show otherwise.
ABATEMENT OF RENT	(15)	Should the Property or any part thereof be damaged or destroyed by fire water storm typhoon explosion earthquake or any Act of God, force majeure or other calamity and by any cause not attributable to the negligence or default of the Tenant or failure by the Tenant to observe and can y out the terms of this Agreement (each a "Risk") so as to render the Property or any part thereof unfit for occupation and use or inaccessible, the Rent or part thereof proportional to the extent to which the Property shall have been so rendered unusable or inaccessible shall abate and cease to be payable until the Property shall have been again rendered fit for occupation and use and accessible and if already paid shall be refunded by the Landlord to the Tenant without interest until the Property shall again be rendered fit for occupation and use and accessible Provided that there shall be no abatement or cessation of payment of rent if any Insurance Policy effected by the Landlord in respect of such Risk shall have been rendered void or voidable in whole or in part by the act or default of the Tenant or any person deriving title under the Tenant or any of the servants agents customers invitees or licensees of the Tenant Provided Further that nothing herein shall impose on the Landlord any obligation to repair or reinstate the Property or any part thereof and if the Property shall not be repaired or reinstated within a period of three months from the time when the Property shall be rendered unfit for occupation and use and accessible the Tenant or the Landlord may terminate this Agreement in which event the Tenant shall deliver up vacant possession of the Property to the Landlord; and notwithstanding any statutory provision to the contrary, neither party shall have any claim against the other of them for damages compensation or otherwise apart from rights of action already accrued before such termination of this Agreement. If at any time during the Term the competent authorities shall condemn the Building as a dangerous structure and it shall be pulled down or a demolition order shall become operative in respect of the Building or any part thereof affecting the use of the Property as aforesaid or a closure order in respect of the Building or any part thereof affecting the use of the Property as aforesaid shall be issued the tenancy hereby created shall cease as from the commencement of the pulling down of the Building or from the time when such demolition or closure order shall become operative.

PAYMENT OF DEPOSIT	6.	(a)
 The Tenant shall on the signing hereof pay to and maintain at all times during the Term with the Landlord the Deposit, which shall at all times be the aggregate of three months' rent, management fees and air-conditioning charges to secure the due observance and performance by the Tenant of agreements stipulations terms and conditions herein contained and on the Tenant's part to be observed and performed. The Deposit shall be retained by the Landlord throughout the Term free of any interest to the Tenant and not as trust of any nature whatsoever with power for the Landlord, without prejudice to any other right or remedy hereunder to deduct therefrom the amount of any cost expense loss or damage sustained by the Landlord as the result of any non- observance or non-performance by the Tenant of any such agreements stipulations terms or conditions hereunder and/or to apply the Deposit to remedy any breach of any of the Tenant's covenants and conditions in this Agreement and to indemnify consequential costs and losses arising therefrom including legal costs.

REPAYMENT OF DEPOSIT
Subject as aforesaid and to Clause 7 hereof, a sum equivalent to the Deposit shall be refunded to the Tenant by the Landlord within fourteen (14) days after the expiration or sooner determination of the Term and the delivery of vacant possession of the Property to the Landlord or within fourteen (14) days of the settlement of the last outstanding claim by the Landlord against the Tenant in respect of any breach, non-observance or non-

			performance of any of the agreements, stipulations terms or conditions and on the part of the Tenant to be observed and performed whichever is the later.
		(b)	Whenever there is any increase in Management Fees and Air- conditioning charges payable under this Agreement or if the Landlord shall so apply the Deposit as aforesaid during the Term, the Tenant shall on the next following day on which the rent due under this Agreement is payable, pay to the Landlord an additional sum equivalent to thrice the amount of such increase or a sum sufficient to replace the sum so applied (as the case may be) and such sums shall thereafter form part of the Deposit referred to in sub-clause (a) above.
		(c)	In no event shall the Tenant be entitled to treat payment of the Deposit as payment of the Rent or any other sum made payable hereunder.

WAIVER OF CLAIM FOR DEPOSIT	7.	(a)
It is agreed and declared that if at any time during the Term the Landlord shall assign the Landlord's interest in the reversion immediately expectant upon the Term to any person("the assignee"), the Landlord shall be entitled (incidental to such assignment) to transfer to the assignee the Deposit or such part thereof after making any deduction in manner aforesaid (whether with or without the consent of the Tenant) as is then held by the Landlord under this Agreement, forthwith upon such transfer of the Deposit or such part thereof as aforesaid and provided that a notice containing particulars of the same shall have been served on the Tenant the Landlord shall be absolutely discharged and exonerated from the Landlord's obligation to refund a sum equivalent to the Deposit to the Tenant and the Tenant shall waive all its rights and claims hereunder against the Landlord in respect of the Deposit Provided that the assignee shall undertake in writing in the form and substance to the satisfaction of the Tenant with the Tenant to refund a sum equivalent to the Deposit or the balance thereof (as the case may be) in accordance with the provisions hereof.

		(b)	The Tenant hereby irrevocably consents and authorizes such transfer of the Deposit or such part thereof as aforesaid and undertakes and agrees to enter into an agreement in such form, with the assignee or such party or parties and at such time as the Landlord may reasonably require (but not at the cost of the Tenant) to release the Landlord's obligation in respect of the refund of a sum equivalent to the Deposit or balance thereof (as the case may be) and to give better effect to the provisions of sub- clause (a) above.

OTHER	8.	The Tenant hereby irrevocably authorizes and directs the Landlord

CONDITIONS
to transfer the sum of HK$92,767.50 being the deposit currently held by the Landlord under a tenancy agreement dated 28l 1 January 2011 to form and constitute part of the Deposit payable under this Agreement. The balance of the Deposit in the sum of HK $15,552.00 shall be paid by the Tenant upon the signing of this Agreement.

9.
This Agreement and the obligation of the Tenant to pay rent and other sums due hereunder shall in no way be affected impaired or excused because the Landlord is unable to fulfil any of its obligations under this Agreement or to supply or is delayed in supplying any service expressly or impliedly to be supplied or is unable to make or is delayed in making any repair additions alterations or decoration or is unable to supply or is delayed in supplying any equipment or fixtures.

10.
The Tenant hereby expressly declares that at the expiration or sooner determination of this Agreement the Tenant will promptly and punctually quit and deliver up possession of the Property at the expiration of this Agreement or sooner determination as aforesaid in accordance with this Agreement.

	11.	The plan(s) (if any) annexed to this Agreement is(are) for identification purpose only and shall not be taken to represent the area size or measurements of the Property.

12.
This Agreement is governed by and will be construed in accordance with Hong Kong law. The parties submit to the non-exclusive jurisdiction of Hong Kong Courts and each party waives any objection to proceedings in Hong Kong on grounds of venue or inconvenient forum.

	13.	Time is of the essence under this Agreement.

AS WITNESS the hands of the parties hereto on the date specified as Date of Agreement in the Particulars.

Director,	For and on behalf of
SIGNED by Ms. Lam Chor Kuen,/ )	LUCKON TECHNOLOGIES LIMITED
for and on behalf of the ) Landlord, whose signature is ) verified by: - )
Authorized Signature(s)
WOO WAl SEE, ALICE
Solicitor, Hong Kong SAR.
Messrs. Liu, Chan & Lam,
Solicitors & Notaries

Director,	For and on behalf of
SIGNED by Mr. Lee Kwok Leung,/)	GREEN DRAGON WOOD PRODUCTS CO. LIMITED
for and on behalf of the )
Tenant in the presence of:- )	Authorized Signature(s)

RECEIVED on the date stated as the Date of Agreement in the Particulars written of and from the Tenant the sum of HONG KONG DOLLARS ONE HUNDRED AND EIGHT THOUSAND THREE HUNDRED AND NINETEEN AND CENTS FIFTY ONLY being the deposit of rental, management fees and air-conditioning charges above expressed to be paid by the Tenant to the Landlord (part of which in the sum ofHK$92,767.50 to be transferred from the tenancy agreement dated 28th January 2011 and the balance of which in the sum of HKS 15,552.00 to be paid by the Tenant to the Landlord upon the signing of this Agreement)
) ) ) )HK$108,319.50 ) ) ) ) ) ) ) ) ) For and on behalf of ) LUCKON TECHNOLOGIES LIMITED

Authorized Signature(s)

K.I.L. No. 10880

NEW EAST OCEAN CENTRE

No. 9 Science Museum Road, Tsim Sha Tsui, Kowloon

N
11550
8500
8500
8500
8500
8000
8000
8000
12250
11045
planter
FLAT ROOF
UNIT 301–302
UNIT 303–304
UNIT 305–306
UNIT 307–310
UNIT 311
UNIT 312
UNIT 312A
UNIT 313–314
CORRIDOR
H.R.
A/C PLANT RM.
PANTRY
M. LAV.
F. LAV
LIFT LOBBY
LIFT
ST.
W.T.
ELECT. RM.
CENTRAL A/C ROOM
VOID

3rd FLOOR PLAN

SCALE = 1:400